W PA
                                                                    Exhibit 10.3

                              SUB-LICENSE AGREEMENT

         AGREEMENT made and entered into as of the 15th day of March, 1982, by and between INSITUFORM OF NORTH AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware, hereinafter referred to as "North America" and Insituform East, Inc., a corporation, having a principal place of business at 8401 Corporate Drive, Landover, Maryland 20785, hereinafter referred to as "Operator";

                                   WITNESSETH:

         WHEREAS, North America has valuable experience in the practice of certain inventions, know-how and techniques comprising the subject matter of this Agreement and possesses valuable information with respect thereto;

         WHEREAS, North America is the exclusive licensee of INSITUFORM INTERNATIONAL N.V., a corporation organized and existing under the laws of the Netherland Antilles having a principal place of business at P.O. Box 840, Curacao Netherland, Antilles, hereinafter referred to as "International", throughout the United States of America except California, of certain know-how, patent rights and inventions relating to methods, apparatus and materials used in the lining of sewers, tunnels, pipelines and other passageways by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured and any improvements thereon, and

         WHEREAS, Operator is desirous of gaining knowledge of such inventions, know-how, techniques, and information and an exclusive right and license within and throughout the territory listed on Schedule A herein to use the same together with any and all patent rights and copyrights relating thereto under which North America has or obtains the right to grant licenses therein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings set forth herein, the parties hereto agree, as follows:

         I.       DEFINITIONS.  As employed herein:

         A. "Territory" shall mean that geographical area set forth on Schedule A within which Operator may exploit the various inventions, know-how, patent rights, techniques and information granted herein.

         B. "Subject Matter" shall mean and include all methods, apparatus and materials used in the lining of sewers, tunnels, pipelines, and other passageways (excepting those used to carry aromatic hydrocarbons in a gaseous state) by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured, and including all matters relating to the preparation, installation and completion of said lining.

         C. "Know-how" shall mean and include all technological information, ideas and techniques relating to the Subject Matter now owned or subsequently acquired by North America or which North America subsequently acquires the right to communicate to its licensees within the United States of America except California, except any information, ideas or techniques which are common knowledge to the industry or which are readily available from sources other than North America.

         D. "Patent Rights" shall mean and include the patents and patent applications designated in Schedule B attached hereto and made a part hereof together with any and all other patents and patent applications relating to the Subject Matter in the Territory under which North America has, or hereafter acquires, the right to license others.

         E. "Copyrights" shall mean and include any and all copyrights at common and/or statutory law within the Territory which relate to plans, brochures, instructions or other means of expression, including photographs, diagrams and other visual presentations, having to do with the Subject Matter or useful in connection with the commercialization thereof, which North America has, or hereafter acquires, the right to license others.

         F. "Materials" shall mean and include any and all compositions, products, components and other materials, whether patented or unpatented, for use in the practice of the Subject Matter. Such Materials shall include by way of illustration but not of limitation, the resin-absorbent material, the impervious sheet material, the thermosetting resin and any and all other materials which go into the lining of passageways or the like in accordance with the Patent Rights except for such fuels as may be required for energy purposes.

         G. "Apparatus" shall mean and include but not be limited to any and all tools, equipment, instruments, machines, and devices, whether patented or unpatented, for use in the practice of the Subject Matter.

         H. "Royalty" shall mean an amount payable by Operator to North America equivalent to 8% of the gross contract price of all contracts performed by Operator utilizing the Subject Matter as further defined herein.

         Words of the neuter gender shall be deemed to be of the masculine or feminine gender where the context requires. Words of the singular number shall be deemed to be plural where the context requires and vice versa.

         II.  GRANT.   North  America  hereby  grants   Operator  an  exclusive,
non-transferable right and license within and throughout the Territory:

         A. To utilize the Know-how, to practice the inventions of the Patent Rights relating to the Subject Matter, and to sell the resultant product; however, the Subject Matter may not be used to line tunnels, pipelines and passageways carrying aromatic hydrocarbons in the gaseous state;

         B. To use any and all Copyrights, if there are any, as an adjunct to the practice of such methods and the commercialization thereof; and


         C. To use and display "Insituform" as a trademark in connection with each and every aspect of the exploitation of the Process including but not limited to all materials, apparatus and products sold hereunder purchased from North America or a source recommended and approved by North America. All equipment, letterheads, invoices, advertising signs of all types and printed material shall bear appropriate insignia acknowledging such products, material or equipment as under exclusive license from Insituform of North America, Inc.

         D. The Operator hereby acknowledges that the name, "INSITUFORM", is a valid service and/or trademark solely owned by INSITUFORM INTERNATIONAL N.V. and exclusively licensed to North America, in the territory of the United States excluding the State of California, and that only North America or its designated licensees have the right within said territory to use such trademark and such trademarks, service marks, trade names and copyrights as may presently exist or be acquired by North America and licensed for use by Operator, along with all ancillary signs, symbols or other indicia used in connection or conjunction with said marks. Operator further acknowledges that valuable goodwill is attached to such trademarks, service marks, trade names, and copyrights, and that it will use same in the manner and to the extent specifically licensed by this agreement. Operator understands and agrees that license to these Proprietary Marks is non-exclusive, and that North America, in its sole discretion, has the right itself to operate businesses under said marks, and to grant other licenses in, to and under such Proprietary Marks on any terms and conditions North America deems fit; provided, however that North America may so operate or grant other licenses subject to the limitations of this agreement within Operator's exclusive territory, but solely for use of the Insituform Process in lining tunnels, pipelines, and other passageways used to carry aromatic hydrocarbons in a gaseous state. Operator expressly covenants that during the term of this Agreement, and after the expiration or termination thereof, Operator shall not directly or indirectly contest or aid in contesting the validity or ownership of said Proprietary Marks and copyrights. Operator agrees promptly to notify North America of any claim, demand, or suit based upon or arising from, or of any attempt by any other person, firm or corporation, to use the service and/or trademarks licensed hereunder, or any trademark, service mark, symbol, trade name, copyright or colorable variation thereof, in which North America has a proprietary interest. Operator agrees also to promptly notify North America of any material litigation instituted by Operator, or by any person, firm, corporation or governmental agency against Operator. In the event North America, pursuant to the terms of this agreement, undertakes the defense or prosecution of any litigation, Operator agrees to execute any and all documents and do such acts and things which may, in the opinion of counsel for North America, be necessary to carry out such defense or prosecution, either in the name of North America or in the name of Operator as North America shall elect. Operator expressly recognizes that any and all goodwill associated with said Proprietary Marks and copyrights, including any goodwill which might be deemed to have arisen through Operator's activities, inures directly and exclusively to the benefit of North America, except as otherwise provided herein.

         E. The Operator hereby acknowledges that the Subject Matter is a new, specialized and highly technological process and the exploitation thereof throughout the United States will best be served by the grant of exclusive licenses to carefully selected Operators for various defined Territories in the United States.

         F. It is specifically understood and agreed that the grant of this exclusive license for the Territory is based upon the size and ability of the Operator to exploit the demand for the Subject Matter within the Territory and the nature and scope of the Territory has been determined accordingly. The Operator further understands and agrees that North America retains the right to grant exclusive Licenses to other Operators in other defined Territories; and

         G. It is anticipated that each Operator under this and similar agreements will fully exploit the Subject Matter in the Territory for the mutual benefit of Operator, North America, and the customers and potential customers of such Operator in order to assure market penetration for the Subject Matter, and that such Operator will assure that the customers and potential customers of such Operator are provided adequate information, warranties, and services by such Operator. In so exploiting the Subject Matter, it is anticipated that such Operator will be required to make significant financial investments in capital equipment, in marketing and promotion and in providing information and services. In order to compensate the Operator in other territories for the making of such investment and to induce them to do so, should Operator seek to exploit the Subject Matter outside of its exclusive Territory and in an area where an exclusive license has already been granted, Operator shall pay the exclusive licensee of such Territory a royalty of 8% of the gross contract price of all installations utilizing the Subject Matter in addition to the normal royalty payable to North America as set forth in Paragraph IX herein. Operator acknowledges that North America cannot prevent other licensees from exploiting the Subject Matter in Operator's exclusive Territory and North America acknowledges that it cannot prevent Operator from exploiting the subject matter in other operators' exclusive territories subject to the payment to such operators of the additional 8% royalty.

         In addition, in order to assure adequate product quality and to meet all products liability and health and safety requirements, it shall be the responsibility of Operator, should it perform work outside its exclusive Territory, to assure that satisfactory arrangements are made to provide full and complete after-sales service and warranty protection for the job involved, including specifically, but not limited to, the ability to rapidly deploy a repair crew to the site of any such job.

         H. North America is granting exclusive licenses for the exploitation of the Insituform process in certain defined Territories, however, it reserves the right to vary or otherwise modify the nature and scope of subsequent licenses granted to subsequent licensees to accommodate specific territories and population considerations and other factors.

         I. In connection with his exploitation of the exclusive license granted herein, Operator understands the importance of its after sales responsibilities and agrees to provide prompt and efficient service to all those whether within or outside of his Territory, for whom it has performed any functions utilizing the practice of the Subject Matter.

         III. ADEQUACY OF CONSIDERATION. It is specifically understood and agreed that the exclusive licenses defined in Paragraph II above relating to the specific territory set forth on Schedule A, and the Royalty defined in Paragraph IX shall be deemed adequate consideration for this Agreement.

         IV. AVAILABILITY. Since the Insituform Process and the installation thereof is highly technical, its success in large part, is dependent upon quality materials made to exacting specifications and North America shall make available for purchase by Operator, Apparatus and Materials designed by and for North America as required for Operator to properly operate hereunder. Such Apparatus and Materials which are not covered by any of the Patent Rights or Copyrights hereof may be purchased from any source Operator desires. However, all such purchases by Operator will be subject to North America's prior approval of the quality and specifications thereof, which shall not be unreasonably withheld. North America may in its sole discretion improve, vary or otherwise upgrade the specifications and quality standards to which the Operator must abide.

         V. DISCLOSURE AND TRAINING. Promptly upon execution of this Agreement, Operator shall proceed to purchase the Apparatus and Materials required properly to operate hereunder, and North America thereupon shall fully disclose to Operator all Know-how, Patent Rights and Copyrights, if any, required in the practice of the methods of the Subject Matter, and shall train at least four (4) representatives of the Operator in the practice of the methods described above. Further, North America shall provide a continuing education program to the end that all lining of sewers, tunnels, pipelines and other passageways in accordance with the Subject Matter shall be effectively and efficiently performed and the resultant product of uniformly high quality. The content, extent, and frequency of the educational program shall be solely at the discretion of North America. At the request of Operator and subject to availability, North America will provide a technician experienced in the operation of the Subject Matter to assist the Operator and to render advice subject to payment by the Operator of all direct traveling and hotel expenses and a per diem rate which shall be agreed upon between the parties.

         VI. PRESERVATION OF SECRECY. As North America considers its know-how and technique to be a key element in the successful exploitation of the Insituform process, it insists that the Operator exert every reasonable effort to keep in strict secrecy the improvements therein, and modifications thereof disclosed to Operator by or on behalf of North America and all plans, drawings, specifications and other data and documents relating thereto and to the Subject Matter, except as may be necessary, and only to the extent necessary, to exercise its rights hereunder; and shall not reveal or communicate, or permit, or cause to be revealed or communicated, the same to any person, firm or corporation, except as above noted, nor shall Operator disclose or divulge in whole or in part any trade secrets or private processes of North America or its affiliated companies; and shall make diligent effort to ensure that its officers, employees, agents, sub-contractors, and all others under its direction or control to whom the same is communicated properly pursuant to the purposes of this Agreement fully observe and abide by such obligations of secrecy. Operator will execute an Agreement in the form attached hereto as Schedule C dealing with non-disclosure of such information, among other things, contemporaneous with the execution of this Sub-license Agreement and will cause its officers, employees, agents, and other persons to whom such data or documents are disclosed to execute such agreement.

         VII. STANDARDS AND INSPECTION. Operator shall maintain a high standard of quality in all products made with the practice of the methods of the Subject Matter and in all other products sold hereunder under the trademark "Insituform". To ensure the maintenance of such standards, North America may periodically inspect Operator's practice of the methods of the Subject Matter. Operator shall cooperate fully with North America in such inspections and shall promptly put in effect all suggested improvements in its practices of the methods of the Patent Rights made by North America which are economically practical and are reasonably calculated to result in an improved product and service. At all times Operator shall exert diligent effort to practice the methods and techniques in accordance with the best available technical information and advice received from North America.

         VIII.    IMPROVEMENTS AND MODIFICATIONS.

         A. If during the term of this Agreement, the Operator, its officers, agents or employees develop any improvements or modifications in the Subject Matter, all such information must be disclosed immediately in writing to North America and will become the property of North America. North America is obliged to disseminate all such information and material to all of its licensees for their mutual benefit. Operator will cause each of its officers, agents and employees to execute an Agreement in the form attached hereto as Schedule C requiring disclosure to North America and Operator of all such improvements and modifications among other things.

         B. Operator recognizes and agrees that from time to time hereafter North America may change or modify the system presently identified by the mark, "INSITUFORM", including the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new products, new equipment or new techniques, and that Operator will accept, use and display for the purpose of this Agreement any such changes in system, including new or modified trade names, trademarks, service marks or copyrighted materials, new products, new equipment or new techniques, as if they were part of this Agreement at the time of execution hereof. Operator will make such expenditures as such changes or modifications in the system may reasonably require, and do so within a reasonable time.

         IX.      ROYALTY.

         A. The Operator will pay quarterly to North America a Royalty equal to 8% of the gross contract price of all contracts, whether or not invoiced or paid, for the installation of the Subject Matter, including preparatory and finishing work therefor, carried out by the Operator, or any agent, employee, subcontractor or independent contractor retained for such purpose, in its or any other Territory, such gross contract price (adjusted for all proper change orders and contractually required adjustments) being calculated after adding back trade discounts and other preferences and deducting packaging and shipping charges and any applicable taxes, provided however that such price is calculated at the going commercial rate (i.e. current market price derived from arms length negotiation) and in the event that the Operator carries out installations in the Territory at less than the going commercial rate, then for the purposes of calculation of Royalty due in respect of such work, it will be assumed that the Operator performed such installations at the going commercial rate.

         The gross contract price shall include the cost of all raw materials necessary to complete the installation of the Subject Matter. If some or all of the raw materials are acquired separately by the ultimate customer the cost thereof shall nevertheless be added to the price charged by the Operator for the purpose of computing Royalty under this Agreement. The gross contract price shall also include the value of any actual, preparatory and/or finishing work performed by any subcontractor or independent contractor, whether retained or hired by Operator, its agents or employees, the ultimate customer, or any other party, when such actual, preparatory and/or finishing work is performed as a part of and/or adjunct to the installation and use of the Subject Matter, and the value of any such work shall nevertheless be added to the price charged by the Operator for the purpose of computing the Royalty under this Agreement.

         Within 45 days after the end of each calendar quarter or portion thereof the Operator shall submit to North America a written report in such form as may be reasonably requested by North America detailing all work performed utilizing the Subject Matter during such calendar quarter, whether or not invoiced or paid, the total of amounts invoiced, the contract price and terms for the work performed, the stage of completion, a computation of the Royalty due, and such other information as North America may reasonably request and shall be accompanied by payment in full in favor of North America for the Royalties due North America.

         Operator shall keep accurate records of all of its operations involving the Subject Matter and of all contracts entered into involving the Subject Matter. North America or its designated agent shall have a right to inspect any and all such records and contracts at all reasonable times at its expense, provided that North America shall not disclose any confidential information so obtained to persons other than employees or agents of North America except pursuant to subpoena of a court of proper jurisdiction.

         B.       Minimum Royalty Obligation

         During the year commencing twelve (12) months from the date hereof, Operator undertakes and agrees to pay North America a total royalty of not less than $51,500. Should Operator fail to generate sufficient royalties as per Paragraph IX A above to achieve such minimum payment, it shall contribute such additional amounts so as to meet the minimum set forth herein. In meeting the minimum royalty obligation hereunder, only Royalties realized from work performed within the Operator's Territory will be included in such calculation. The Operator is further obligated, beginning twenty-four (24) months from the date hereof and continuing for each and every subsequent and successive twelve
(12) month period during the term of this agreement, to pay to North America, a total Royalty of not less than $51,500 subject however, to increases or decreases of such amount determined in proportion to increases or decreases in the Engineering News Record Construction Cost Index as compiled by McGraw Hill Publications for each 12 month period or a comparable index should such index not be available. Any such contribution due from the Operator to North America to meet the minimum set forth herein shall be made within 45 days after the end of each relevant 12 month period. In the event of a termination of this License Agreement during the second or subsequent years thereof, Operator shall pay a pro rate minimum Royalty for the year of termination based on the number of months in which the License Agreement was in effect during such year.

         C.       Non-Payment.

         Should Operator fail to pay the Royalties set forth in this Paragraph IX herein in a timely manner, North America shall have the right pursuant to Paragraph XIV hereof, TERMINATION, to terminate its agreement with the Operator.

         X. RECORDS. Operator shall keep true and accurate records of all operations of the Subject Matter. Such records shall be adequate to permit North America to verify the accuracy of the Royalty Paragraph IX hereof and to perform inspection called for in Paragraph VII. Such records shall be open at reasonable times during regular business hours for inspection and copying by North America and its duly authorized agents and representatives. North America shall make such periodic inspection of the records as it may consider necessary, provided always that International, the owner of the Patent Rights sub-licensed hereunder, and/or North America may from time to time require a specific audit to be carried out on Operator's operations hereunder and in such event such audit shall be undertaken by North America with a representative of International in attendance if International so elects. Such audits shall be at the expense of the party requiring the audit unless the audit discloses a violation of this Agreement exceeding in monetary terms 1% of sums reported by Operator in which event the party requiring the audit shall be reimbursed the expenses of the audit by the party in violation.

         XI.      WARRANTY.

         By North America. North America represents and warrants that it is the exclusive licensee of International throughout the United States excluding the state of California to the Patent Rights described on Exhibit A and fully entitled to enter into this Agreement. North America further represents and warrants that the Subject Matter can successfully line many types of sewers, tunnels, pipelines and other passageways when said methods are properly performed and that it will instruct Operator in such performance. Every reasonable precaution will be taken by North America in producing all Materials and Apparatus, compiling all data, and offering instructions in the methods of use of the Materials and Apparatus purchased from North America for operation hereunder to assure that they comply with North America's exacting standards and that the ultimate lining for sewers and other passageways maintains a high standard of quality. To the best of North America's knowledge, all information given will be correct and the Materials and Apparatus are believed by North America to be adequately suited to the purposes intended. However, it is impossible to anticipate every possible variation in the manner of use or the conditions under which the Operator will apply the Materials, Apparatus, Know-how, data, and methods and North America makes no warranty as to the results which the Operator will attain, and shall under no circumstances be held responsible for any such results that occur as a consequence of a departure from the instructions provided or from negligence or malfeasance on the part of Operator except as may be contained in the specific written warranty provided by North America with regard to any materials furnished by North America. North America makes no representation nor warranty as to the validity of any of the Patent Rights hereof, other than that it has no knowledge of any basis on which any of the issued patents is invalid; no representation nor warranty that performance in accordance with this Agreement will not infringe any existing or subsequently issued or pending patent, other than that it has no knowledge of the existence of any such patent, and no representation nor warranty that "Insituform" is available for use as a tradename, trademark, and/or certificate mark in the United States other than it believes it to be. Further, North America shall not be held responsible for use by the Operator of any such Materials, Apparatus, Know-how, data or method in such a manner as to infringe any patent, trademark or copyright owned by another. North America agrees not to sell its Materials or Apparatus hereof below its cost in violation of any applicable provision of any antitrust or unfair trade practice statute and to charge all Sub-Licensees of the Patent Rights Royalties according to the same scale or formula.

         Notwithstanding the above North America does hereby agree, at its expense, to use its best efforts to defend the Patent Rights by such means as it in its sole discretion may determine appropriate, including but not limited to, patent infringement suits. North America reserves, however, the exclusive right to determine whether a patent infringement has occurred or whether litigation or other action is appropriate or feasible.

         By Operator. Operator agrees to indemnify, defend and hold North America harmless from any and all claims for bodily injury including death, personal injury and damage to property of Operator, North America and/or others, which arise from the alleged negligence or malfeasance of Operator or from the existence or use of Materials and/or Apparatus acquired from sources other than North America or which are produced by Operator.

         The Operator also agrees at its expense to procure a policy or policies of insurance from an insurance company or companies satisfactory to North America, providing coverage for the operations of the Operator, including product and completed operations, with minimum limits of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate for injury to persons and Two Million Dollars ($2,000,000.00) annual aggregate for damage to property. The operator also agrees to have North America named as an additional named insured under the above described policy or policies and to cause North America to be furnished with a Certificate of such insurance which shall contain a requirement that North America be notified thirty (30) days prior to any cancellation or any reduction in coverage or limits. The insurance required above shall commence prior to the time the Operator commences operations under this Sub-License Agreement and shall continue in force throughout the life of the Sub-License Agreement until it expires or is terminated.

         This Agreement does not constitute Operator as an agent, legal representative, joint venturer, partner, employee, or servant of North America for any purpose whatsoever; and it is understood between the parties hereto that Operator is an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of North America, or to create any obligation, express or implied, on behalf of North America.
Operator shall prominently display in its place of business a certificate from North America stating that said business is operated by Operator as a Licensee of North America, and not as an agent thereof. Under no circumstances shall North America be liable for any act, omission, debt or any other obligation of Operator. Operator shall indemnify and save North America harmless against any such claim and the cost of defending against such claims arising directly or indirectly from, or as a result of, or in connection with, Operator's operation of the licensed business.

         Operator shall promptly pay when due all taxes and assessments against the premises or the equipment used in connection with Operator's business, and all liens or encumbrances of every kind or character created or placed upon or against any of said property, and all accounts and other indebtedness of every kind incurred by Operator in the conduct of said business. Operator shall have the right to contest the validity or amount of any assessment, tax, lien or encumbrance, provided that Operator shall (1) give North America notice of its intention to contest (2) diligently prosecute such contest, and (3) at all times effectively stay or prevent any official or judicial sale of such property or any part thereof by reason of the non-payment of any lien, encumbrance, tax, or assessment. Operator shall comply with all federal, state, and local laws and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of its business.

         XII. DILIGENCE. Operator understands that the Subject Matter has been designed to meet the growing needs of its customers and potential customers within his exclusive Territory and that its license has been specifically granted on the understanding that it will use all reasonable endeavors to create a demand within the Territory for the Insituform products, and shall fill such demand all as good businesslike conduct requires. The operator specifically agrees to establish a business location within its exclusive territory including an office for the conduct of its Insituform business, and facilities for the maintenance and storage of its equipment and materials within eighteen months of the date hereof. To assure Operator's financial ability to meet its obligations hereunder, Operator covenants that at all times it shall retain a net worth of at least $500,000. It is specifically understood and agreed that nothing herein provided shall be construed as requiring Operator to operate in accordance with any designated marketing plan or system which, except for the maintenance of high standards of quality, the exercise of diligence and the performance in accordance with the terms and conditions hereof, are left to the determination of Operator.

         XIII. TERM. The Term of this Agreement shall commence on the date first above written and shall continue for the life of the last to expire of the patents or the Patent Rights including any improvements or modifications thereto extending such life, unless sooner terminated as hereinafter provided.

         XIV.     TERMINATION

         A. By Operator. The Operator may terminate this Agreement at any time by service of written notice to such effect on North America two (2) calendar quarters in advance of the effective date thereof and by complying with the applicable terms and conditions of this Paragraph XIV. During such period after notice but prior to actual termination, Operator shall not bid or accept any additional jobs without the written consent of North America.

         B. By North America. In the event Operator (i) becomes insolvent or a petition in bankruptcy is filed by or against Operator and not removed within 90 days thereafter, or a receiver is appointed for Operator; (ii) fails to pay the minimum Royalties in accordance with Paragraph IX hereof or other Royalties hereunder, or fails to provide computations of Royalties, within fifteen (15) days of when due and such failure shall continue for a period of fifteen (15) days after written notice from North America to the Operator; (iii) fails to perform any other material term or condition of this Agreement and fails to correct the same within fifteen (15) days after written notice from North America to the Operator, or if not reasonably capable of correction within such period, fails to commence such correction within such period and thereafter diligently proceeds to make such correction; or (iv) in the event Operator's net worth falls below $500,000; then in any such event, North America may declare this Agreement terminated immediately upon written notice to the Operator. Such termination shall not limit or affect any other right or remedy of North America, including the right to damages resulting from the Operator's breach.

         C. Consequences. Upon termination of this Agreement by either of the parties hereto, Operator shall immediately pay North America all Royalties then due from it, terminate all use by it of the word "Insituform" as a tradename, trademark, certification mark or corporate name, avoid all subsequent use of all tradenames, trademarks, certification marks or corporate names likely to be confused with "Insituform" as well as all stationery, invoices, signs or other visual devices displaying or otherwise associated with "Insituform", terminate all use of the methods, as well as the manufacture, use and sale of the products of the Patent Rights, Copyrights, and Know-how; and assign to North America free of charge all claims to and any and all rights arising from the use of "Insituform", or combination involving "Insituform", in the specific Territory and return to North America all confidential matter in its possession such as instruction manuals and written know-how and any copies which it has made of the same. Following termination Operator shall continue to be obligated to provide all after sales services for which it has theretofore contracted, including the honoring of all warranties. Should Operator fail to fulfill such obligations, and should North America, in its sole discretion, whether for reason of preserving product goodwill or otherwise, choose to perform any such obligations (this paragraph in no way to be construed as an assumption by North America of any obligations for which it is not specifically contractually responsible), then Operator shall promptly reimburse North America the reasonable cost to North America of performing such obligations of Operator. If Operator is a corporation having the word "Insituform" as a part of its corporate name, Operator shall, within sixty (60) days of termination amend its corporate name to remove the word "Insituform" therefrom.

         Operator shall promptly pay to North America all damages, costs and expenses, including reasonable attorney's fees, incurred by North America by reason of default on the part of Operator, whether or not such occurred prior to or subsequent to the termination or expiration of the Agreement, and said sum shall include all costs and expenses, including reasonable attorney's fees, incurred by North America in obtaining injunctive or other relief to enforce the provisions of this contract. No right or remedy herein conferred upon or reserved to North America is exclusive of any other right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every right or remedy given hereunder. In addition to whatever remedy or remedies North America may have by way of damages for violation of the provisions of this Agreement and/or termination of the same, North America shall also have the right to injunctive relief to enforce the provisions of this Agreement. Operator herein agrees to abide by all of the terms and conditions of the Non-Disclosure Agreement despite the termination of this License Agreement.

         XV. Notices. Any notice required or permitted to be given or served upon either party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such party by certified mail, postage prepaid addressed to such party as set forth below or by telex, or to such other address as it shall designate by written notice to the other party, as follows:

In case of notice to North America:

3315 Democrat Road
P.O. Box 181071
Memphis, TN 38118

In case of Notice to Operator:


         XVI. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns with the specific understanding that no Operator or partner (if Operator is a partnership), without North America's prior written consent, shall, by operation of law or otherwise, sell, assign, transfer, convey, give away, or encumber to any person, firm or corporation, its interest in this Agreement or its interest in the license granted hereby or its interest in any proprietorship which owns any interest in the license, nor offer, permit, or suffer the same. Any such assignment shall be made on the express condition that the assignor guarantees the performance of its assignees strictly in accordance with the terms and provisions hereof. In the event that Operator is a corporation, Operator agrees that this license may not be transferred by sale, conveyance, operation of law or otherwise, without the express written permission of North America. Should beneficial ownership of an amount of the outstanding common stock or other indicia of ownership in Operator be conveyed so as to effect a change in the control of Operator, whether by sale, conveyance, operation of law or otherwise, without having first obtained the written consent of North America to transfer the license, North America shall at its option have the right to immediately terminate this license agreement. Any purported assignment of this agreement not having the aforesaid consent shall be null and void and shall constitute a material default hereunder. North America shall not unreasonably withhold its consent to any such transfer of this agreement when requested. Such consent shall not be deemed to be unreasonably withheld if the transferee would not have qualified for a license under the guidelines of North America if it had applied for such license in the first instance.

         XVII. DEATH OF OPERATOR. In the event of the death of an individual Operator, or any partner of an Operator which is a partnership, the heirs, beneficiaries, devisees or legal representatives of said individual or partner, together with all surviving partners, shall, within ninety (90) days of such event:

         A. Apply to North America for the right to continue to operate under the license (for the duration of the term of this Agreement), which right shall be granted if North America, in its sole judgment considers such continuing right to be practicable; or

         B. Sell, assign, transfer, or convey Operator's interest in compliance with the provisions of paragraph XVI of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the ninety (90) days to sell, assign, transfer, or convey shall be computed from the date of said rejection.

         Except as herein  provided,  if said  representatives  fail to take the
steps  hereinabove  noted,  this  Agreement  and  license  shall   automatically
terminate ninety (90) days after the death of such operator or partner.

         XVIII. EXCLUSIVE LICENSE. North America has herein granted an exclusive license to the Operator together with its Know-how, technical experience and training program for the exploitation of the Insituform process within and throughout the defined Territory. If, despite North America's best efforts to maintain the exclusivity of its licenses and defend its Patent, Trademark and Copyright protections, such exclusivity and/or protections should be terminated for any reason whatsoever, the Operator hereunder is nevertheless obligated to comply in full with each and every term and condition of this agreement, including, but not limited to, the payment of Royalties to North America and the maintenance of high standards of quality and service.

         XIX. EXCLUSIONS. In the event that any one or more of the provisions of this Agreement is, or are, held to be invalid it is agreed between the parties that if legally practical said provision or provisions shall be considered never to have been contained herein and the Agreement shall otherwise continue in force and effect.

         XX. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the Subject Matter hereof and supersedes all prior oral and written understandings and agreements between the parties hereto concerning the Subject Matter. The paragraph headings of this Agreement are for convenience only and have no other significance. The provisions of this Agreement shall not be waived, modified or amended, except by a subsequent writing signed by both parties.

         XXI. APPLICABLE LAW. This Sub-License Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         The foregoing notwithstanding, to the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, nonrenewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective and North America shall comply with applicable law in connection with each of these matters.

         XXII. BENEFIT. This Agreement shall issue only to the benefit of North America, Insituform International, N.V., Operator, and their approved successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


INSITUFORM OF NORTH AMERICA, INC.           OPERATOR


By /s/ Matthew P. McPheely                  By /s/ Arthur G. Lang III
--------------------------                  -------------------------
President                                   President

                                   SCHEDULE A
                                    TERRITORY

                   The  following  counties in the State of  Pennsylvania:
                   Greene, Fayette, Washington, Westmoreland, Beaver, Allegheny, Lawrence, Butler, Armstrong, Indiana, Mercer, Benango, Clarion, Forest, Elk, Jefferson, Cameron, Erie, Crawford, Warren, McKean, Potter and Clearfield.

                                   SCHEDULE B
                              UNITED STATES PATENT
                                   #4,064,211

                                   SCHEDULE C

                    NONDISCLOSURE AGREEMENT AND AGREEMENT ON
            IMPROVEMENTS, MODIFICATIONS AND TECHNOLOGICAL DEVELOPMENT

                              Insituform East, Inc.
--------------------------------------------------------------------------------
                              (Name of Sublicensee)

being a party to a certain Sublicensing Agreement, dated March 15, 1982, by and between itself and Insituform of North America, Inc. (hereinafter "Insituform"), pursuant to the terms of the aforesaid Agreement,

                                      -OR-


--------------------------------------------------------------------------------
                   (Name of employee, agent or representative)

as an employee, agent or representative of the above-named sublicensee, and for good and valuable consideration, receipt of which is hereby acknowledged, sublicensee or its employee, agrees as follows:

         1. Operator or his employee, agent, or representative shall not during the term of this Agreement or after its termination communicate or divulge to any other person, persons, partnership or corporation except for marketing purposes, any information or knowledge concerning the method of manufacture, preparation, promotion, sale or distribution used in the North America business, nor shall Operator or his agent, representative or employee disclose or divulge in whole or in part any trade secrets or private processes of North America or its affiliated companies, or any Subject Matter defined in the above-referenced Sublicensing Agreement to include all methods, apparatus and materials used in the preparation and installation (including cutting out of laterals of the lining of sewers, tunnels, pipelines, and other passageways) excepting those used to carry aromatic hydrocarbons in a gaseous state by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured.

         2. Operator or his agent, representative or employee shall at all times treat as confidential, and shall not at anytime disclose, copy, duplicate, record, or otherwise reproduce, in whole or in part, or otherwise make available to any unauthorized person or source, the contents of any manual or other technical information or writing provided by Insituform.

         3. If during the term of this Agreement, the Operator or his employee, agent or representative, develop any improvements or modifications in the Subject Matter, all such information must be disclosed immediately to Insituform, and will become the property of Insituform.

         4. Should Operator or his employee, agent or representative, design, develop, devise or invent any process, device, equipment or technology for use in conjunction with the Subject Matter, or as a development, improvement or modification of Subject Matter, which process, device, equipment or technology is, or may be, patentable or subject to copyright law, then aforesaid Operator, or his employee, agent or representative, shall sell to North America all of his right, title or interest in said process, device, equipment or technology, including patent rights or copyrights, if any, for the sum of ONE DOLLAR.

         IN WITNESS WHEREOF, Operator or its employee, agent or representative, does hereby set his hand.

                           Insituform East, Inc..
                           -----------------------------------------------------
                           (Name of Sublicensee)

                           By /s/ Arthur G. Lang, III
                           -----------------------------------------------------

                           President
                           -----------------------------------------------------
                           (Employee, Agent or Representative of Operator)
WITNESS

/s/ Beverly S. McQuay
Beverly S. McQuay
Witness

                                 March 15, 1982


Insituform East, Inc.
8401 Corporate Drive
Landover, Maryland 20785

Gentlemen:

         In relation to Clause IX, headed "Royalty" of the Insituform Sub-License granted by us to your company, and dated March 15, 1982, we confirm that in computing the gross price of all contracts involving the installation of the Insituform Process, you may deduct the following:

     (a) Fees billed for preparatory T.V. survey work but not including the immediate T.V. survey which is recommended as part of the Insituform Process.

     (b)  Fees  billed  for  over-pumping   providing  these  shall  not  exceed
          $2,000.00 per line.

     (c) Fees billed for incidentals, including cleaning, in direct relation to the installation but performed in conjunction therewith providing they do not exceed 3.5% of the total contract price.

     (d) Associated construction and overpumping which may be excessively high in relation to that normally encountered in Insituform contracts may be submitted to us for discussion of its exclusion from the royalty computation on a case by case basis prior to the submission of your contract quotation.

                                INSITUFORM OF NORTH AMERICA, INC.

                                By: /s/ Matthew P. McPheely
                                ------------------------------------------------
                                Matthew P. McPheely, President
                                And Chief Executive Officer


Agreed & Accepted:

INSITUFORM EAST, INC.

By: /s/ Arthur G. Lang, III
---------------------------------------------------------
Arthur G. Lang, President

                                 March 15, 1982


Insituform East, Inc.
8401 Corporate Drive
Landover, Maryland 20785

Gentlemen:

         In relation to clause XVI headed "Successors and Assigns" of the Insituform sub-license granted by us to your company and dated March 15, 1982, we confirm that the language contained in such clause shall be deleted in its entirety and replaced by the following.

         This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns with the specific understanding that the operator shall not assign this agreement without written permission of North America except to a wholly owned subsidiary and on the express condition that the assignor guarantee the performance of its assignee hereto strictly in accordance with the terms and provisions hereof. The permission of North America shall not be unreasonably withheld.

         Shareholders of the corporate operator shall not be restricted in their right to sell part or all of their common stock and the operator shall be free to make additional public offerings of its securities without the prior consent of North America, provided, however, that there shall be no transfer of beneficial control of the operator by Arthur Lang, William Ledford and Stanley Ledford, whether by corporate merger or acquisition or by other changes in the ownership of stock, without the prior consent of North America, which consent shall not be unreasonably withheld.

         For purposes of this paragraph, consent shall be considered as being "unreasonably withheld" if the proposed assignee or transferee is financially and technically equivalent to the operator, and would have qualified for a license under the guidelines of North America if it had applied for such license in the first instance.

                                         INSITUFORM OF NORTH AMERICA, INC.

                                         By: /s/ Matthew P. McPheely
                                         ---------------------------------------
                                         Matthew P. McPheely, President
                                         And Chief Executive Officer

Agreed & Accepted:

INSITUFORM EAST, INC.

By: /s/ Arthur G. Lang, III
---------------------------------------------------------
Arthur G. Lang, President